EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006

INTRALASE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50939	38-3380954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Jeronimo, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 859-5230

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

As previously reported by IntraLase Corp. (the “Company”), on December 21, 2004, the Board of Directors (the “Board”) of the Company adopted the Executive Incentive Compensation Plan (the “EIC Plan”). Under the EIC Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. Under the EIC Plan, each participant may be eligible to receive a target bonus calculated by multiplying such participant’s base rate of salary by a percentage value assigned to such participant (the “Target Bonus”). The Compensation Committee of the Board (the “Committee”) shall establish the performance goals and objectives for the EIC Plan at the beginning of each fiscal year. Following the end of each fiscal year, the Committee shall determine the extent to which the performance goals and objectives were attained. Based upon this assessment, the Committee shall award each eligible participant in the EIC Plan a bonus award in an amount equal to a percentage of such participant’s Target Bonus. The Committee may determine that a participant shall receive a bonus award in an amount less than or greater than the amount earned by such participant under the EIC Plan. In no event shall any participant be eligible to receive a bonus if the Company achieves less than 80% of certain goals, defined as “Corporate Goals” in any year.

On February 15, 2006, the Board established the 2006 Executive Incentive Plan Performance Goals and Target Bonus percentages, as set forth below, which amend and restate Exhibit B to the EIC Plan.

Officer Classification	Target Bonus as a Percent of Base Salary (at 100% Achievement of Performance Goals)
Chief Executive Officer	75%
Executive Vice Presidents	50%
Senior Vice Presidents	35%
Vice Presidents	20-30%

The Chief Executive Officer’s goals for 2006, which are also the Corporate Goals, are (i) a 2006 revenue goal; (ii) a 2006 operating profit goal (before interest income and taxes and based on certain assumptions regarding stock based compensation expense); (iii) a 2006 customer satisfaction goal and (iv) a 2006 product development goal, equally weighted.

Executive Vice Presidents, Senior Vice Presidents and Vice Presidents are paid on the Corporate Goals and individual performance goals, unique to each individual vice president which support attainment of the Corporate Goals, weighted at least 50% as to the Corporate Goals, equally weighted among the Corporate Goals, and the balance as to individual goals.

Item 1.01	Entry Into a Material Definitive Agreement

On February 15, 2006, the company entered into a new three year employment agreement with its President and Chief Executive Officer, Robert J. Palmisano, scheduled to take effect on April 11, 2006 when his current employment contract expires. Under the new agreement, which is substantially similar to the prior agreement, Mr. Palmisano is entitled to receive a base annual salary of $472,500, which is his present salary and which may be adjusted by the Compensation Committee of the Board. Mr. Palmisano will remain entitled to a monthly housing and automobile expense allowance, and will be reimbursed for any income taxes due on the housing allowance on a gross-up basis.

Mr. Palmisano is entitled to receive an annual cash bonus in an amount of up to seventy-five percent (75%) of his then-current base salary. The annual bonus will be paid pursuant to the Company’s previously disclosed EIC Plan, based upon IntraLase’s performance as measured against the goals set by our board of directors for each fiscal year. The bonus is payable within ninety days following the end of each fiscal year.

Upon joining IntraLase, Mr. Palmisano received options to purchase 1,154,445 shares of our common stock at an exercise price of $2.54 per share. The options vest over four years of continuous service in accordance with the usual vesting provisions of our 2000 Stock Incentive Plan. Any unvested options held by him will vest in full and become immediately exercisable upon a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation, dissolution or winding up of IntraLase. In addition, he is eligible to receive annual option grants in accordance with our policies and procedures. On April 27, 2004, Mr. Palmisano received options to purchase 126,267 shares of our common stock at an exercise price of $4.49 per share. The options vest over four years of continuous service in accordance with the vesting provisions of our 2000 Stock Incentive Plan. On April 27, 2005, Mr. Palmisano received options to purchase 70,000 shares of our common stock at an exercise price of $15.40 per share. The options vest over four years of continuous service in accordance with the vesting provisions of our 2004 Stock Incentive Plan.

Pursuant to the terms of the foregoing employment agreement, Mr. Palmisano is eligible to participate in any and all other plans providing general benefits for our employees and/or executives including, without limitation, life, medical, dental and 401(k) savings plans. If Mr. Palmisano’s employment is terminated other than for good cause or if he resigns voluntarily for good reason, he is entitled to receive:

•	accrued salary;

•	accrued but unused vacation;

•	his then current annual salary for a two-year period;

•	a bonus proportional to the annual bonus which would have been achievable for such fiscal year provided our actual performance equals or exceeds the agreed upon goals on a year to date basis for the period from the end of the prior fiscal year through the effective date of such expiration or termination; and

•	payment of premiums if he elects continuation coverage under COBRA.

If terminated upon a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation, dissolution or winding up of IntraLase, he will receive each of the foregoing benefits except that he will continue to receive his then-current annual salary for a three-year period and a lump sum payment of three years’ worth of his bonus. If Mr. Palmisano’s employment is terminated for good cause or if he voluntarily resigns for other than good reason he will be entitled to receive accrued, but unpaid salary and accrued vacation pay, but no other amounts. Mr. Palmisano’s employment agreement also contains obligations to maintain the confidentiality of IntraLase’s information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRALASE CORP.
(Registrant)

Date: February 22, 2006	/s/ SHELLEY B. THUNEN
Shelley B. Thunen Executive Vice President & Chief Financial Officer